UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2010

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

On September 30, 2010, PMA Capital Corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (“AST”) amended the Section 382 Rights Agreement, dated August 6, 2009, between the Company and AST, as rights agent (the “Rights Plan”) to accelerate the expiration date of the Rights Plan to September 30, 2010.  As a result of the amendment, the rights that were issued pursuant to the Rights Plan are no longer outstanding.

Terminating the Rights Plan was a condition to the closing of the merger among the Company, Old Republic International Corporation (“Old Republic”) and OR New Corp. (“Merger Sub”).

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 1, 2010, the Company merged with Merger Sub (the “Merger”) pursuant to the Agreement and Plan of Merger, dated June 9, 2010, among the Company, Old Republic and Merger Sub (the “Merger Agreement”).  As a result of the Merger, Old Republic acquired all of the Company’s outstanding common stock and the Company became a wholly-owned subsidiary of Old Republic.  Each share of the Company’s common stock outstanding on October 1, 2010 converted into the right to receive 0.55 shares of Old Republic common stock.  Cash will be paid in lieu of the issuance of fractional shares of Old Republic common stock.  At the effective time of the Merger, holders of the Company’s common stock immediately prior to the effective time ceased to have any rights as shareholders in the Company other than their right to receive the merger consideration.

A copy of the joint press release announcing the closing of the merger is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth under Item 1.02 and Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 5.01  Changes in Control of Registrant.

The information set forth under Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, the directors of Merger Sub became the directors of the Company.  Vincent T. Donnelly remains a director of the Company, but all other members of the Company’s Board of Directors resigned effective upon the closing of the Merger.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger on October 1, 2010, the certificate of incorporation of the Company was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Merger except that the name of the Company after the Merger became “PMA Companies, Inc.” In addition, the Company amended its by-laws to be in the form of the by-laws of Merger Sub immediately prior to the Merger.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Joint press release issued October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

October 1, 2010	By:	/s/ Stephen L. Kibblehouse
	Name:	Stephen L. Kibblehouse
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Joint press release issued October 1, 2010